Exhibit 99.1

Akorn to Acquire Hi-Tech Pharmacal for $640 Million

– Over $500 million in combined revenues –

– Immediately accretive to non-GAAP earnings, before synergies –

– $15-20 million in annual run-rate synergies expected within 12 months post-close –

– Strong combined cash flow allows for rapid pay-down of debt –

LAKE FOREST, Ill.--(BUSINESS WIRE)--August 27, 2013--Akorn, Inc. (NASDAQ: AKRX) and Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) today announced that they have entered into a definitive agreement under which Akorn will acquire Hi-Tech for $640 million in cash.

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and over-the-counter (OTC) products. Hi-Tech specializes in difficult to manufacture liquid and semi-solid dosage forms and produces and markets a range of oral solutions and suspensions, as well as topical ointments and creams, nasal sprays, otics, sterile ophthalmics and sterile ointment and gels products. Hi-Tech’s Health Care Products division is a leading developer and marketer of OTC products. Hi-Tech's ECR Pharmaceuticals subsidiary markets branded prescription products.

Under the terms of the agreement, Akorn will pay $640 million in cash, or $43.50 per share. This represents a 23.5% premium over the closing price on August 26. Akorn expects to achieve between $15 million and $20 million in annual run-rate synergies within 12 months of close. The combined company is expected to have annual revenues in excess of $500 million and the transaction is expected to be accretive to Akorn’s non-GAAP adjusted earnings per share immediately upon closing. Assuming the transaction occurred on January 1, 2013 and assuming the full realization of synergies, the acquisition would have been approximately 40% accretive to Akorn’s expected 2013 non-GAAP adjusted earnings per share.

Raj Rai, Akorn’s Chief Executive Officer, commented, “This is a transformative event for our company. The portfolio of Hi-Tech products is a great strategic fit to our currently marketed products as it diversifies our offering to our retail customers beyond ophthalmics to other niche dosage forms such as oral liquids, topical creams and ointments, nasal sprays and otics. In addition, we are excited about Hi-Tech’s product pipeline which would further enhance growth opportunities for the combined platform.”

Rai further added, “The acquisition of Hi-Tech will also add branded OTC products in the categories of cough & cold, nasals, and topicals to Akorn’s existing TheraTears® brand of eye care products. We also plan to capitalize on the manufacturing capabilities of Hi-Tech to further expand our presence in the private label OTC business.”

Hi-Tech’s Chief Executive Officer, David Seltzer, said, “We are excited about the transaction as it delivers compelling value to our shareholders. The combined portfolio of marketed products and products in development offer a very unique platform with great growth potential. We are very pleased to be joining forces with Akorn and their strong management team led by Raj Rai.”

Key Benefits of the Transaction

Creates a larger, more diversified specialty generics player

The combination strengthens Akorn’s current position as the third largest U.S. generic ophthalmic player, and broadens the product offering to include other niche dosage forms such as oral liquids, topical creams and ointments, nasal sprays and otics. Also, this transaction significantly increases Akorn’s retail presence in both prescription and OTC products.

Expands Pipeline

Akorn currently has 57 abbreviated new drug applications (ANDAs) filed with the U.S. Food and Drug Administration (FDA) with a combined annual addressable IMS market size of approximately $5.6 billion. Hi-Tech has 18 filed ANDAs with a combined annual addressable IMS market size of approximately $2.6 billion.

Financially Compelling and Immediately Accretive

The transaction is expected to be accretive to non-GAAP earnings immediately upon closing, before synergies. Assuming the transaction occurred on January 1, 2013 and assuming the full realization of synergies, the acquisition would have been approximately 40% accretive to Akorn’s expected 2013 non-GAAP adjusted earnings per share.

Significant Synergies Expected

Akorn expects to achieve between $15 million and $20 million in annual synergies through operating efficiencies.

Strong Combined Cash Flow Allows for Rapid Debt Repayment

Upon closing, the combined company will have a strong balance sheet and attractive cash flow, giving it financial flexibility to pursue continued growth initiatives while paying down debt.

Transaction Terms

Under the terms of the agreement, Akorn will acquire Hi-Tech for $640 million, or $43.50 per share. Akorn intends to fund the transaction through a combination of Hi-Tech cash assumed and approximately $600 million in term loan borrowings. As of the fiscal year-ended April 30, 2013, Hi-Tech had $100.6 million in cash and cash equivalents. Fully committed financing for the transaction has been provided by JPMorgan Chase Bank, N.A.

Approval and Timing

The acquisition will be subject to customary conditions, including termination of the waiting period under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Pending the satisfaction of such customary conditions, Akorn anticipates closing the transaction in the first quarter of 2014.

J.P. Morgan Securities LLC is acting as exclusive financial advisor and Kirkland & Ellis LLP and Polsinelli PC are acting as legal advisors to Akorn in connection with this transaction. Nomura Securities International, Inc. is acting as exclusive financial advisor and Arent Fox LLP and Tashlik Goldwyn Crandell Levy LLP are acting as legal advisors to Hi-Tech in connection with this transaction.

Conference Call

Akorn will host a conference call, with supporting slides available via webcast, beginning at 10:00 a.m. Eastern Time on August 27, 2013 to discuss the proposed acquisition. The dial-in numbers to access the call are U.S./Canada 888-523-1225; International 719-457-2648. The Conference ID is 6176966. The slides can be accessed through the Investor Relations page of Akorn’s website at http://www.akorn.com/news.php, or at http://www.videonewswire.com/event.asp?id=95749. A live broadcast of the conference call will also be available online at the Investor Relations page of Akorn’s website for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals with a focus on sterile ophthalmic and injectables. Akorn has finished dose manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India.

About Hi-Tech Pharmacal Co., Inc.

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and OTC products. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. Hi-Tech's Health Care Products division is a leading developer and marketer of OTC products for the diabetes marketplace. Hi-Tech's ECR Pharmaceuticals subsidiary markets branded prescription products.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect our business and Hi-Tech’s business. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; changes in the business or operating prospects of Hi-Tech; our ability to obtain additional funding or financing to operate and grow our business; the effects of federal, state and other governmental regulation on our business; our ability to obtain and maintain regulatory approvals for our products; our success in developing, manufacturing, acquiring and marketing new products; the success of our strategic partnerships for the development and marketing of new products; our ability to successfully integrate acquired businesses and products; and the effects of competition from other generic pharmaceuticals and from other pharmaceutical companies. We and Hi-Tech provide additional information about these and other factors in the reports filed with the Securities and Exchange Commission, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our and Hi-Tech’s annual reports on Form 10-K for the year ended December 31, 2012 and April 30, 2013, respectively. Except as required by applicable law, we disclaim any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Hi-Tech intends to file a proxy statement with the Securities and Exchange Commission (SEC) and mail it to its stockholders. Stockholders of Hi-Tech are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Hi-Tech, Akorn, the proposed transaction and related matters. STOCKHOLDERS OF HI-TECH ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Hi-Tech with the SEC, may also be obtained for free at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Hi-Tech by directing a written request to Hi-Tech, Attention: William Peters, Chief Financial Officer, 369 Bayview Avenue, Amityville, NY 11701.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Hi-Tech. Hi-Tech, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Hi-Tech in connection with the proposed merger. Information about those executive officers and directors of Hi-Tech and their ownership of Hi-Tech common stock is set forth in the Hi-Tech proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 28, 2012, and its Annual Report on Form 10-K for the year ended April 30, 2013, which was filed with the SEC on July 11, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from Hi-Tech by contacting Hi-Tech, Attention: William Peters, Chief Financial Officer, 369 Bayview Avenue, Amityville, NY 11701. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Hi-Tech intends to file with the SEC.

CONTACT:
At Akorn:
Tim Dick, 847-279-6150
Chief Financial Officer
or
At Hi-Tech:
William Peters, 631-789-8228
Chief Financial Officer